UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
June 7, 2007

BIOSANTE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

(847) 478-0500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure

On June 7, 2007, an article (a copy of which is reprinted below) was published by Globes Israel Business News based in part on a presentation given by Stephen Simes, President and Chief Executive Officer of BioSante Pharmaceuticals, Inc., at the ISLI-Biomed 2007 conference in Tel Aviv, Israel, organized by the Israel Life Sciences Industry.  This Form 8-K is being furnished to clarify certain statements in the article.  The article quoted Mr. Simes as stating “I invite Israeli companies to merge with us … We’ve been thinking for a long time about licensing the products of Israeli companies, and we recently began thinking – why not a merger?  We’re already in talks with two or three possible companies, but we’re open to proposals from anyone who can demonstrate products that are synergetic with ours.”  BioSante would like to clarify that it is not currently in discussions with any companies regarding a merger or other similar business combination.  However, as disclosed in BioSante’s most recent annual report on Form 10-K, one of BioSante’s strategic goals is to license or otherwise acquire other products that will add value to BioSante’s current product portfolio, and as a matter of course, BioSante from time to time engages in discussions with third parties regarding the licensing or acquisition of products.

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Biosante invites Israeli cos to merge with it
CEO Stephen Simes: We’re in talks with 2-3 companies. If we merge with an Israeli company, we’ll consider listing on the TASE.

Gali Weinreb	[	7 Jun 07 17:18

“I want to offer you a wonderful alternative to an IPO on the stock market: merge with a US public company,” said Biosante Pharmaceuticals vice chairman, president and CEO Stephen M. Simes at the ISLI-Biomed 2007 conference in Tel Aviv, organized by Israel Life Sciences Industry.
“An American company generally has an experienced management, ties with local investors, and products that can complement yours. Together, it would be possible to build more extensive business that will give the company a boost in terms of the type of investors interested in it.”
It soon became clear that the US company that Simes was proposing merging with was his own - BioSante Pharmaceuticals Inc. (AMEX: BPA). “I invite Israeli companies to merge with us,” he told “Globes”. “We’ve been thinking for a long time about licensing the products of Israeli companies, and we recently began thinking - why not a merger? We’re already in talks with two or three possible companies, but we’re open to proposals from anyone who can demonstrate products that are synergetic with ours.”
Sims added, “We considered in the past to list for trading on the TASE. If we merge with an Israeli company, we’ll definitely reconsider this.”
Biosante has a market cap of $175 million. Sims is married to an Israeli, and Israeli investors, including Teva Pharmaceutical Industries Ltd. (Nasdaq: TEVA; TASE: TEVA), owns a fifth of the company’s share capital. The company’s most advanced product is a treatment for menopausal symptoms, which the US Food and Drug Administration (FDA) has approved, but which does not yet have substantial sales.
Biosante is pinning great hopes on LibiGel, a transdermal bioidentical testosterone gel, which is in Phase III development for the treatment of female sexual dysfunction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

By:  /s/ Phillip B. Donenberg
Phillip B. Donenberg
Chief Financial Officer, Treasurer and Secretary

Dated:  June 8, 2007